UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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AMERICAN STATES WATER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of the 2006 Annual Meeting of Shareholders and the 2006 Proxy Statement

Table of Contents

Notice of the 2006 Annual Meeting of Shareholders

Other Matters	21
Proposals for Next Annual Meeting	21
• Requirements for Shareholder Proposals to be Brought Before an Annual Meeting	21
• Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s
Proxy Materials	21
Additional Information	21
Shareholder Communications	22

Notice of the 2006 Annual Meeting of Shareholders

Meeting Date	Tuesday, May 9, 2006
Meeting Time	10:00 a.m., Pacific Time
Meeting Location	Hilton Pasadena
168 South Los Robles Avenue
Pasadena, California

Record Date	March 15, 2006

Agenda

•	To elect three Class II directors to the Board of Directors of the Company to serve until their successors are elected and qualified

•	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors

•	To transact any other business, which may properly come before the meeting or any adjournment thereof

The Board of Directors has nominated the following individuals for election as Class II directors: N.P. Dodge, Jr., Robert F. Kathol and Lloyd E. Ross.

By order of the Board of Directors,

Robert J. Sprowls
Secretary

San Dimas, California
April 10, 2006

Information about Attending

We will hold the Annual Meeting at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, California.

For shareholders of record, the detachable portion of your proxy form is your ticket to the Annual Meeting. Please present your ticket when you reach the registration area at the Annual Meeting.

For shareholders who hold shares through a brokerage firm, bank or other holder of record, your ticket is the copy of your latest account statement showing your American States Water Company investment. Please present your account statement to the Company representative at the Annual Meeting. You will not, however, be entitled to vote your shares at the Annual Meeting, unless you have obtained a legal proxy from your broker, bank or other shareholder of record. A copy of your account statement is not sufficient for this purpose.

Directions to the Pasadena Hilton

April 10, 2006

2006 Proxy Statement

General Information
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American States Water Company of proxies to be voted at the Annual Meeting of Shareholders of the Company and any adjournments thereof. This statement and the accompanying proxy are being sent to shareholders on or about April 10, 2006.

At the Annual Meeting, shareholders will be asked to elect three Class II directors to serve until the annual meeting of shareholders held in 2008 and until their successors are elected and qualified. Shareholders will also be asked to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors and to vote on any other matter which may properly come before the Annual Meeting or any adjournment thereof, including any proposal to adjourn the Annual Meeting. Whether or not you intend to be present at the Annual Meeting, you are urged to vote early using the mail, telephone or on-line methods.

Solicitation of Proxy and Revocability; Voting Securities

Date, Time and Place of Annual Meeting
The Annual Meeting will be held on Tuesday, May 9, 2006 at 10:00 a.m., Pacific Time, at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, California.

Record Date and Voting Rights
Only holders of record of the Company’s voting securities at the close of business on March 15, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, the Company had 16,819,588 Common Shares outstanding. Each Common Share is entitled to one vote.

Votes cast by proxy or in person at the Annual Meeting will be counted by an inspector of election appointed by the Board of Directors to act as an election inspector for the Annual Meeting. Shares represented by proxies that reflect abstentions will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will not constitute a vote “for” or “against” any matter.

The inspector of election will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker has physically indicated on the proxy that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, “broker non-votes” will not constitute a vote for or against any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, will be elected. Votes cast against a candidate or votes withheld will have no legal effect. No shareholder will be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of Common Shares held of record by such shareholder) unless such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to the number of votes equal to the number of directors authorized times the number of votes to which such share is otherwise entitled, which votes may be cast for a single candidate or may be distributed among two or more candidates in whatever proportion the shareholder may desire. The accompanying proxy card will grant the named proxies discretionary authority to vote cumulatively, if cumulative voting applies. In such event, unless otherwise instructed, the named proxies intend to vote equally FOR each of the three candidates for the office of director; provided, however, that if sufficient numbers of the Company’s shareholders exercise cumulative voting rights to elect one or more candidates, the named proxies will determine the number of directors they are entitled to elect, select such number from among the named candidates, cumulate their votes, and cast their votes for each candidate among the number they are entitled to elect. If voting is not conducted by cumulative voting, each Common Share will be entitled to one vote, and shareholders having a majority of the voting power exercised at the meeting will be able to elect all of the directors if they choose to do so. In that event, the other shareholders will be unable to elect any director or directors.

Assuming the presence of a quorum, the shareholders present at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of shareholders holding sufficient voting power to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite vote.

Voting By Proxy
Regardless of whether or not shareholders plan to attend the meeting in person, all shareholders of the Company are urged to use the enclosed proxy card to vote their shares. All proxies that are properly executed and returned, unless revoked, will be voted at the Annual Meeting or any adjournment thereof in accordance with the instructions indicated thereon or, if no direction is indicated FOR the election of the Board’s nominees as directors and FOR PricewaterhouseCoopers LLP as the independent auditors. The execution of a proxy will not affect the right to attend the Annual Meeting or any adjournment thereof and vote in person.

You may revoke a proxy that you have given at any time before it is exercised at the Annual Meeting by filing with the Company a written notice of revocation of the proxy bearing a later date or by attendance at the Annual Meeting and voting in person (or presenting at the meeting such written notice of the revocation of the proxy), provided that you have obtained a legal proxy if you hold your shares through a broker, bank or other shareholder of record. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The proxies may also be voted for a substitute nominee or nominees in the event any one or more of the director nominees named under “Item 1—Election of Directors” will be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated. Shares for which duly executed proxies are received will be voted according to the Board’s best judgment upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

Voting by Mail
Shareholders may sign, date and return their proxy forms in the pre-addressed, postage-paid envelope provided.

Voting by Telephone
You may vote by proxy using the toll-free telephone number listed on the proxy form. Please have the proxy form in hand when calling.

Shareholders whose shares are held through a brokerage firm, bank or other holder of record may vote by telephone only if the holder of record (broker, bank or other holder of record) offers those options.

Voting by Internet
You may vote by proxy using the Internet. The Internet address is www.proxyvote.com and is also listed on the proxy form. Please have the proxy form in hand when going online.

Shareholders whose shares are held through a brokerage firm, bank or other holder of record may vote by Internet only if the holder of record (broker, bank or other holder of record) offers those options.

Adjournments
The Annual Meeting may be adjourned, even if a quorum is not present, by a majority of the votes of shareholders represented at the Annual Meeting in person or by proxy. In the absence of a quorum at the Annual Meeting, no other business may be transacted at the Annual Meeting.

Notice of the adjournment of a meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must also be given. Any business may be transacted at an adjourned meeting, which might have been transacted at the original meeting.

Solicitation of Proxies
The accompanying proxy relating to the Annual Meeting is being solicited by the Board of Directors of the Company for use at the Annual Meeting.

The Company will bear the entire cost of preparing, assembling, printing and mailing proxy statements, the proxies and any additional materials, which may be furnished by the Board to shareholders. The solicitation of proxies will be made by the use of the U.S. postal service and may also be made by telephone, or personally, by directors, officers and regular employees of the Company who will receive no extra compensation for such services.

Proposal One
Election of Class II Directors
The Company’s Articles of Incorporation provide that classification of the Board will apply to every election of directors for so long as at least six directors are authorized under the Company’s Bylaws and the Company’s Common Shares are listed on the New York Stock Exchange. The Company’s Bylaws provide that the Board of Directors shall consist of not less than five and not more than nine directors, with the exact number of directors currently set at six. So long as the Board continues to consist of at least six, but less than nine, directors and the Company’s Common Shares are listed on the New York Stock Exchange, directors will serve for a term of two years, and one-half of the directors (or as near to one-half as practicable) will be elected each year.

Under the Company’s Bylaws, the Board of Directors could increase the authorized number of directors to up to nine without obtaining shareholder approval. In the event that the number of directors increases during any period that the Company’s Common Shares are listed on the New York Stock Exchange, the increase will be apportioned by the Board between the classes of directors to make each class as nearly equal as possible. If the number of authorized directors is increased to at least nine during any period that the Company’s Common Shares are listed on the New York Stock Exchange, the directors will be apportioned by the Board among three classes, each consisting of one-third of the directors, directors will serve for a term of three years, and one-third of the directors will be elected each year. If the number of authorized directors is decreased to five, then the Board will cease to be classified, provided the decrease in the number of directors cannot shorten the term of any incumbent director. Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected will hold office until the end of such director’s term or until such director’s successor has been elected and qualified. The Company’s shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

Pursuant to California law, members of the Board of Directors may be removed by the Board of Directors for cause (defined to be a felony conviction or court declaration of unsound mind), by the shareholders without cause or by court order for fraudulent or dishonest acts or gross abuse of authority or discretion. Generally, no director may be removed by the shareholders if the votes cast against such removal (or, if done by written consent, the votes eligible to be cast by the non-consenting shareholders) would have been sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected (the “Relevant Number of Directors”). The Relevant Number of Directors, in the case of classified boards, is the greater of (i) the number of directors elected at the most recent annual meeting of shareholders and (ii) the number sought to be removed.

Three directors have been nominated for election as Class II directors for a two-year term expiring at the end of the annual meeting of shareholders in 2008, or until their successors are elected and qualified. The terms of the remaining directors will continue as indicated below. The ages of the directors reported below are as of March 15, 2006.

Nominees for Class II Directors with Terms Expiring in 2008

The Board of Directors recommends that shareholders vote FOR each of the nominees for Class II directors listed below.

N.P. Dodge, Jr.

President of the NP Dodge Company, a full service real estate company in Omaha, Nebraska since September 1978. Mr. Dodge is a director of the Omaha Public Power District and is a director of Bridges Investment Fund. Mr. Dodge, age 69, is a member of the Company’s Audit and Finance Committee, Compensation Committee and Nominating and Governance Committee and serves as Chair of the ASUS Committee. He has served as a director of the Company since 1990.

Robert F. Kathol

Executive Vice President of Smith Hayes Financial Services Corporation, an investment banking firm in Omaha, Nebraska since 2001. Prior to its acquisition by Smith Hayes, Mr. Kathol had been Executive Vice President of Kirkpatrick, Pettis, Smith, Polian, Inc. since 1985. Mr. Kathol, age 65, is a member of the Company’s Compensation Committee and ASUS Committee and is Chair of the Audit and Finance Committee. He has served as a director of the Company since 1995.

Lloyd E. Ross

Self-Employed, L. Ross Consulting since 2003; Managing Partner of Invermex, LP, a company developing hotels in the southwestern United States and Northern Mexico from 1997 to 2003. For more than 35 years prior to becoming Managing Partner of Invermex, LP, Mr. Ross was associated with SMI Construction Company, a commercial and industrial general contracting firm in Irvine, California, having served as its President and Chief Executive Officer since 1976. He also served as a Board Member of Pacificare Health Systems from 1985 to 2005. Mr. Ross, age 65, has been Chairman of the Board of Directors of the Company since April 1999 and has served as a director of the Company since 1995.

Class I Directors with Terms Expiring in 2007

James L. Anderson

Senior Vice President of Americo Life Inc. since September 1996. Prior to its acquisition by Americo Life Inc., Mr. Anderson had served for ten years as President and Chief Executive Officer of Fremont Life Insurance Company. From 1975 to 1982, Mr. Anderson served as President and Chief Operating Officer of National American Insurance Company of California, a property and casualty company. Mr. Anderson, age 62, is a member of the Company’s Nominating and Governance Committee and ASUS Committee, which reviews contract services of the Company and its subsidiaries, and Chair of the Compensation Committee and has served as a director of the Company since 1997.

Anne M. Holloway

Having served as a Partner in Navigant Consulting, Inc., a provider of financial and strategic consulting services to Fortune 500 companies, governments, and governmental agencies from 1999 to 2000, Mrs. Holloway retired from 25 years of active service in the finance profession. Mrs. Holloway served as President of Resolution Credit Services Corp., a subsidiary of Xerox Financial Services from 1992 to 1998. Prior to joining the Resolution Group, Mrs. Holloway was employed for nine years in various management positions with Shawmut National Corporation, a financial service company. Mrs. Holloway, age 53, is a member of the Company’s Audit and Finance Committee, ASUS Committee and Compensation Committee and Chair of the Nominating and Governance Committee. She has served as a director of the Company since 1998.

Floyd E. Wicks

President and Chief Executive Officer of the Company since April 1992. Mr. Wicks served as President of the Company from April 1990 to March 1992, and as Vice President of Operations from January 1988 to March 1990. Mr. Wicks, age 62, has served as a director of the Company since 1992 and has also served as President of each of the Company’s subsidiaries during the past five years (or such lesser period of time as the subsidiaries have been owned by the Company). Mr. Wicks is a member of the ASUS Committee.

Security Ownership of Directors and Executive Officers
Information regarding the number of Common Shares beneficially owned by the directors and executive officers as of March 27, 2006 is shown in the following table.

The holdings include shares that the directors and officers will have the right to acquire on or prior to May 14, 2006 through the exercise of stock options and stock units under the Company’s 2003 Non-Employee Directors Stock Plan and the 2000 Stock Incentive Plan.

Security Ownership Table

Name	Total		Percent of Class

James L. Anderson	9,350.6370	(1)	*
Joel A. Dickson	66,442.6270	(2)	*
N.P. Dodge, Jr.	11,219.1571	(1)	*
McClellan Harris III	54,405.1562	(2)	*
Anne M. Holloway	10,268.1571	(1)	*
Robert F. Kathol	8,669.1571	(1)	*
Denise L. Kruger	51,267.3541	(3)	*
Lloyd E. Ross	9,371.5277	(1)	*
Robert J. Sprowls	9,129.8660	(4)	*
Floyd E. Wicks	120,929.1016	(5)	*
Directors and Executive Officers as a Group	536,346.8653	(6)	3.1%

*Less than one percent
(1)

The holdings include 5,000 Common Shares which each non-employee director has a right to acquire on or prior to May 14, 2006 through the exercise of stock options pursuant to the 2003 Non-Employee Directors Stock Plan and 219.1571 Common Shares with respect to stock units credited to the dividend equivalent account of each non-employee director on the date hereof with respect to stock options. The holdings do not include Common Shares relating to stock units which have been credited to the stock unit account or dividend equivalent account with respect to such stock units which each non-employee director only has a right to acquire upon termination of service as a director. The holdings also do not include an additional 3,000 Common Shares which each non-employee director will be granted at the annual meeting and will have a right to acquire on or prior to May 14, 2006 through the exercise of stock options pursuant to the 2003 Non-Employee Directors Stock Plan.

(2)

The holdings include 48,104.25 Common Shares which this executive officer has a right to acquire on or prior to May 14, 2006 through the exercise of stock options pursuant to the 2000 Stock Incentive Plan.

(3)

The holdings include 42,104.25 Common Shares which this executive officer has a right to acquire on or prior to May 14, 2006 through the exercise of stock options pursuant to the 2000 Stock Incentive Plan.

(4)

The holdings include 7,969.50 Common Shares which this executive officer has a right to acquire on or prior to May 14, 2006 through the exercise of stock options pursuant to the 2000 Stock Incentive Plan

(5)

The holdings include 98,543.50 Common Shares which this executive officer has a right to acquire on or prior to May 14, 2006 through the exercise of stock options pursuant to the 2000 Stock Incentive Plan

(6)

The holdings include 416,646.50 Common Shares which the directors and executive officers as a group have a right to acquire on or prior to May 14, 2006 through the exercise of stock options pursuant to the 2003 Non-Employee Directors Plan and the 2000 Stock Incentive Plan and 1,095.7853 Common Shares with respect to stock units credited to the dividend equivalent account of each non-employee director on the date hereof with respect to stock options.

Certain Relationships and Related Transactions
No director, or executive officer or any of his or her immediate family members had any indebtedness to the Company, any business relationship with the Company or any transaction or any proposed transaction with the Company in 2005 in excess of $60,000. No director, executive officer or any member of his or her immediate family, at any time during the past three years, has been employed by any entity, including a charitable organization that, has made payments to, or received payments or charitable contributions from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of the other entity’s consolidated gross revenues reported for that fiscal year.

Board Committees and Meetings
During 2005, directors met as a Board eight times. No director attended less than 75% of the meetings of the Board.

During 2005, directors met as a Board eight times. No director attended less than 75% of the meetings of the Board.

The Company has adopted a policy that each director should make every reasonable effort to attend each annual meeting of shareholders. At the 2005 annual meeting, all directors were present.

The Board of Directors has an Audit and Finance Committee, a Nominating and Governance Committee, and a Compensation Committee. Each of these committees operates under a charter, which identifies the purpose of the committee and its primary functions and responsibilities. The Board of Directors has also established the ASUS Committee to review the contract services operations of the Company and to make recommendations to the Board of Directors regarding the expected financial and operational impact of changes in these services.

Lloyd Ross, the Chairman of the Board, is an ex-officio member of all committees of the Board and is the presiding director for non-management sessions of the Board. The Board has affirmatively determined that a majority of the Company’s directors and all of the members of the Audit and Finance Committee, Nominating and Governance Committee and Compensation Committee are independent directors under the corporate governance listing standards of the New York Stock Exchange. The Company has not identified any business or other relationships between the Company and any non-employee director that would affect the independence of such director.

Audit and Finance Committee
The Audit and Finance Committee provides advice and assistance to the Board of Directors on accounting and financial reporting practices of the Company. The Committee reviews the scope of audit work and findings of the Company’s independent registered public accounting firm who serves as independent auditors of the Company and also monitors the work of the Company’s internal auditors. The Committee also reviews the qualifications of, and recommends to the Board of Directors, a registered public accounting firm and reviews and approves fees charged by this firm of independent auditors.

The Audit and Finance Committee conducts its responsibilities pursuant to its charter adopted by the Board of Directors. The Board of Directors has determined that the members of the Audit and Finance Committee are “independent” as determined under the standards of the New York Stock Exchange. The Board of Directors has also determined that Robert Kathol is an “audit committee financial expert” within the meaning of the federal securities laws. No Audit and Finance Committee members served on more than three public company boards.

During 2005, the Audit and Finance Committee, consisting of Robert F. Kathol -Chair, N.P. Dodge, Jr. and Anne M. Holloway, met nine times to review and discuss with management, the internal auditor and the Company’s independent auditors, the interim financial statements, annual audited financial statements and certain other matters. The Committee has received disclosures from and discussed with the Company’s independent auditors, PricewaterhouseCoopers LLP, the auditors’ independence as required by Independence Standards Board Standard No. 1. No committee member attended less than 75% of the meetings of the Audit and Finance Committee.

Nominating and Governance Committee
The Nominating and Governance Committee assesses qualifications of and makes recommendations as to candidates to fill vacancies on the Board of Directors. Nominees for director are selected on the basis of a number of qualifications, including:

•	A reputation for integrity, honesty and adherence to high ethical standards
•	Holding or have held a generally recognized position of leadership. Prior service on this Board will be considered in connection with this qualification
•	Demonstrated business acumen, business or governmental experience and an ability to exercise sound business judgment in matters that relate to the Company’s current and long-term objectives
•

The interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, regulators, creditors and the general public, and to act in the interests of all shareholders

•	A demonstrated ability to work constructively with groups with diverse perspectives and have a demonstrated ability to tolerate opposing viewpoints

You may submit the name of a person for election as a director either by submitting a recommendation to the Nominating and Governance Committee or by directly submitting a name for consideration at a shareholders meeting. In either event, you must submit the name of the nominee in writing to the Corporate Secretary of the Company at the Company’s corporate headquarters. The Corporate Secretary must receive your recommendation or nomination between February 8 and February 23, 2007 in order for your nominee to be considered for election as a director. If the annual meeting date is changed by more than 30 days or a special meeting is held, you will have another opportunity to submit nominations. In this case, the Corporate Secretary must receive the nomination at the Company’s corporate headquarters no later than the close of business on the 10th day following the earlier of the date on which the meeting notice is mailed or public disclosure of the meeting date is made. The notice must contain all information that the Company would be required to disclose in its proxy statement about the nominee, a consent by the nominee to be named in the proxy statement and to serve as a director if elected, the name and address of the record and beneficial owner, if any, of the shares and the number of shares held. If you are submitting a name for consideration by the Nominating and Governance Committee, you should also be prepared to provide other information requested by the Company reasonably related to the recommended individual’s qualifications as a nominee and the person recommended should be able to, upon request and with reasonable advance notice, meet with one or more members of the Nominating and Governance Committee and/or the Board of Directors to inquire into the nominee’s qualifications and background and to otherwise be interviewed for purposes of the nomination. The manner in which the Nominating and Governance Committee evaluates a nominee will not differ based on whether the potential nominee is recommended by a shareholder. If you will be submitting the name directly for nomination as a director at the shareholders meeting, you must comply with all requirements of the Securities Exchange Act of 1934 in connection with soliciting shareholders to vote for your nominees.

There were no material changes to these procedures for the nomination of directors in 2006.

The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the Annual Meeting. The Company has not received any recommended nominee from a shareholder or from a group of shareholders.

During 2005, the Nominating and Governance Committee, consisting of Anne M. Holloway - Chair, James L. Anderson and N.P. Dodge, Jr. met four times. No committee member attended less than 75% of the meetings of the Nominating and Governance Committee.

Compensation Committee
The Compensation Committee reviews and makes recommendations to the Board of Directors as to appropriate compensation for the President and other executive officers of the Company and determines the awards to be made under the Company’s 2000 Stock Incentive Plan. The Compensation Committee also administers the 2003 Non-Employee Directors Stock Plan.

During 2005, the Compensation Committee, consisting of James L. Anderson -Chair, N.P. Dodge, Jr., Anne M. Holloway and Robert F. Kathol met six times. No committee member attended less than 75% of the meetings of the Compensation Committee.

Remuneration for Directors
All directors (except Mr. Wicks) were paid an annual retainer of $20,000 in 2005, payable in equal monthly installments. In addition, each non-employee director received a $1,200 fee in 2005 for each meeting attended, which was reduced to $600 for telephonic meetings attended. The regular and organizational meetings of the board are counted as one meeting for purposes of the per diem meeting fee. In addition, each outside director who was a member of the Compensation Committee, Nominating and Governance Committee, ASUS Committee or the Audit and Finance Committee, received a $1,200 fee in 2005 for each meeting attended, which was reduced to $600 for telephonic meetings.

In 2005, the chair of the Audit and Finance Committee, the Compensation Committee, the ASUS Committee and the Nominating and Governance Committee received an additional annual retainer of $15,000, $7,500, $7,500 and $5,000, respectively.

Chairman of the Board Mr. Ross earned an additional $80,000 as chair for the year 2005. Mr. Wicks did not receive any separate compensation as a director or a member of the ASUS Committee.

Each of the non-employee directors also received stock options for 3,000 Common Shares pursuant to the terms of the 2003 Non-Employee Directors Stock Plan which is described in more detail below. Each non-employee director also had stock units credited to his or her account in 2005 with respect to services provided as a director in 2005 in the amount set forth below pursuant to the terms of the 2003 Non-Employee Directors Stock Plan:

Name	Amount of Stock Units(1)

James L. Anderson	1,030.8133
N.P. Dodge, Jr.	311.5832
Anne Holloway	1,010.4938
Robert F. Kathol	1,071.4524
Lloyd E. Ross	1,071.4524

(1)

The amount of stock units credited to each director’s account with less than ten years of service equals the sum of (i) $20,000, divided by the closing price of a Common Share on the New York Stock Exchange on May 17, 2005, and (ii) the amount of dividends payable by the Company on each dividend record date thereafter to a non-employee director in respect of the stock units and options credited to the non-employee directors account on the dividend record date, divided by the closing price of a Common Share on the New York Stock Exchange on each dividend record date.

Each director is also reimbursed for reasonable and necessary travel, lodging and other expenses incurred in the performance of his or her duties.

Section 16(a) Beneficial Ownership Reporting Compliance
The Company has adopted procedures to assist its directors and executive officers in complying with Section 16(a) of the Securities Exchange Act of 1934, as amended, which includes assisting in the preparation of forms for filing. The Company believes, on the basis of a review of the Form 4s and Form 5s provided to the Company during 2005 and any amendments thereto, that all such Forms were timely filed.

Executive Officers

Executive Experience
Information regarding the identities and business experience of the executive officers of the Company and its subsidiaries is set forth below. Mr. Wicks and Mr. Sprowls are executive officers of the Company and each of its subsidiaries. Each of the other officers is an executive officer of a subsidiary or subsidiaries of the Company only. The information provided is as of March 15, 2006.

Executive Experience Table

Name	Principal Occupation and Experience During the Past Five Years	Age	Held Current Position Since

Floyd E. Wicks	President and Chief Executive Officer	62	April 1992
Robert J. Sprowls	Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer. President, Central Illinois Light Company from April 2001 to January 2003. Leader, Energy Delivery Business Unit, Central Illinois Light Company from April 1999 to January 2003	48	June 2004
Joel A. Dickson (1)	Senior Vice President. Vice President Administration from April 2001 until October 2002. Vice President Business Development from April 1997 until April 2001	53	October 2002
Susan L. Conway (2)	Senior Vice President Administrative Services. Vice President Utility Regulation from January 1998 to January 2004	44	January 2004
Denise L. Kruger (1)	Senior Vice President Operations. Vice President of Customer Service Region I from October 2002 to January 2004. Vice President of Customer Service Region II from October 2001 to October 2002. Vice President Water Quality from January 1998 to October 2001	42	January 2004
McClellan Harris III (3)	Senior Vice President. Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary from October 2002 to July 2004. Chief Financial Officer, Vice President of Finance, Treasurer, and Corporate Secretary from April 1997 to October 2002	54	July 2004
James B. Gallagher (2)	Vice President of Customer Service Region III. Chief Financial Officer, Vice President Finance and Secretary from April 1994 to April 1997	51	April 1997
Eva G. Tang (4)	Vice President, Treasurer and Assistant Secretary. Financial Planning Manager, Assistant Treasurer and Assistant Secretary from October 1999 to October 2002	50	October 2002
Patrick R. Scanlon (2)	Vice President of Customer Service Region II. Orange County District Manager from December 1994 to October 2002	48	October 2002
William C. Gedney (2)	Vice President Water Quality. Manager of Water Quality from 1997 to January 2004	51	January 2004
Bryan K. Switzer (2)	Vice President Regulatory Affairs. Tariff Manager from October 2000 to September 2004; Finance Manager, Wildan Group 1999 to 2000	49	September 2004
Roland S. Tanner (2)	Vice President of Customer Service Region I. Regulatory Affairs Manager 1998 to 2004	49	September 2004

(1)	Officer of Golden State Water Company (GSWC) and Chaparral City Water Company (CCWC) only
(2)	Officer of GSWC only
(3)	Officer of American States Utility Services, Inc. (ASUS) and its subsidiaries only; also officer of the Company, GSWC, CCWC and ASUS prior to July 2004
(4)	Officer of GSWC and ASUS and its subsidiaries only

Executive Compensation
The following table sets forth information on compensation of the Company’s Chief Executive Officer and the four highest compensated executive officers or named executive officers for the three most recent calendar years.

Executive Compensation Table

		Annual Compensation				Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other (2)($)	Other Compensation ($)(3)	Stock Award(s(#)(4)	Securities Underlying Options/(#)(5)

Floyd E. Wicks President and Chief Executive Officer	2005 2004 2003	$410,000 395,000 380,000	$61,656 148 148	$11,634 11,148 10,031	$9,642 9,393 9,168		25,650 25,650 26,650
Robert J. Sprowls Sr. Vice President, Chief Financial Officer, Corporate Secretary and Treasurer	2005 2004 2003	$235,000 106,442 NA	$35,656 15,148 NA	$14,300 42,564 NA	$9,642 1,725 NA		12,075 12,075 NA
Joel A. Dickson Sr. Vice President GSWC and CCWC	2005 2004 2003	$238,000 228,000 216,000	$36,363 148 148	$5,870 9,584 8,091	$9,642 9,393 9,168		12,075 12,075 12,075
McClellan Harris III Sr. Vice President ASUS and its subsidiaries in 2004	2005 2004 2003	$225,000 220,000 220,000	$35,063 148 148	$5,444 9,128 7,737	$9,642 9,393 9,168		12,075 12,075 12,075
Denise L. Kruger Sr. Vice President Operations GSWC and CCWC in 2004; GSWC in 2003 and 2002	2005 2004 2003	$209,000 200,000 174,000	$36,056 148 148	$7,510 5,595 43,062	$9,596 9,168 7,998		12,075 12,075 9,075

(1)

No cash awards were earned in 2003 and 2004 under the terms of the Company’s Annual Incentive Plan and in 2005, the Plan was eliminated for officers. The Company paid special cash bonuses for 2005 based principally upon favorable resolution of pending regulatory proceedings and the Company’s earnings performance. Mr. Sprowls received a signing bonus in 2004 in connection with his agreement to become the Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer of the Company.

(2)

Except for Denise Kruger who received reimbursement of her moving expenses in 2003 in connection with her relocation to Sacramento, California and Robert Sprowls who received reimbursement of his moving and temporary living expenses in 2004 and early 2005 in connection with his moving to Southern California, the aggregate amount of perquisites received by each of the named executive officers does not exceed 10% of the total annual salary of the named executive officer. Each named executive officer is entitled to the personal use of a Company-owned vehicle and a personal computer. In addition, the Company pays the premium on a business and travel insurance policy.

(3)

The Company pays the premium on a group life insurance policy which is available for all employees of the Company and makes a matching contribution to the Company’s 401(k) plan in accordance with the terms of the plan.

(4)

Pursuant to the terms of a restricted stock grant in 2002, Mr. Wicks was entitled to receive cash dividends and voting rights for 1,050 Common Shares issued as restricted stock so long as he remained employed by the Company. One-third of the Common Shares awarded under this grant vested on the first, second and third anniversary dates after the grant.

(5)

Each named executive officer is entitled to receive cash dividends on the shares underlying these options during the first three years following the date of grant, unless the option terminates earlier by its terms.

Option Grants in Last Year

The following table sets forth information with respect to all options granted to the named executive officers during 2005.

Option Grants in Last Year Table

Employee Name	Number of Shares Underlying Options Granted (#)	Award Date	Percentage of Total Options Granted To Employees	Exercise Price ($/Share)	Expiration Date	Grant Date Black-Scholes Value (1)(2)(3)

Floyd E. Wicks	25,650	January 3, 2005	14.9%	25.92	January 2, 2015	$144,410
Robert J. Sprowls	12,075	January 3, 2005	7.0%	25.92	January 2, 2015	67,982
McClellan Harris III	12,075	January 3, 2005	7.0%	25.92	January 2, 2015	67,982
Joel A. Dickson	12,075	January 3, 2005	7.0%	25.92	January 2, 2015	67,982
Denise L. Kruger	12,075	January 3, 2005	7.0%	25.92	January 2, 2015	67,982

(1)

The Black-Scholes option-pricing model was used to estimate the grant date present value of the options. Assumptions for options granted are as follows: 26.23% volatility; risk free rate of return of 3.93% based on ten-year U.S. Treasury securities; dividend yield 3.68% and an estimated period to exercise of 7 years.

(2)

One-third of the stock options granted to the named executive become exercisable on each of the first three anniversaries of the grant date, but may be exercised earlier if there is a change in control of the Company as described under “Employment Contracts, Termination and Change-In-Control Arrangements” below. Each option was granted with a right to receive cash dividends for a period of three years from the date of grant. No options were exercised by an executive officer in 2005.

(3)

These values are neither predictions nor indications of what the Company believes the market value of its Common Shares will be. The ultimate values of the options will depend on the future market prices of the Common Shares, which cannot be forecasted with reasonable accuracy. The actual value, if any, which an executive officer will recognize on exercise of an option, will depend on the difference between the market value of the Common Shares on the date the option is exercised and the applicable exercise price.

Option Exercises and Holdings

The following table sets forth information concerning the aggregate value of exercised and unexercised options held by the named executive officers of the Company at December 31, 2005. Value is measured as the difference between the exercise price and fair market value on December 31, 2005.

Aggregated Option Exercises and Holdings Table

			Number of SecuritiesUnderlying UnexercisedOptions Held atDecember 31, 2005		Value of Unexercised In the Money Options Held at December 31, 2005

Employee Name	Shares Acquired on Exercise	Value Realized	Exercisable	Un-exercisable	Exercisable	Un-exercisable

Floyd E. Wicks	-	-	72,553.5000	51,896.5000	$555,539	$284,713
Robert J. Sprowls			3,984.7500	20,165.2500	$30,125	$120,088
McClellan Harris III	-	-	36,029.2500	24,270.7500	$276,239	$132,807
Joel A. Dickson	-	-	36,029.2500	24,270.7500	$276,239	$132,807
Denise L. Kruger	-	-	31,049.2500	23,250.7500	$238,982	$125,004

Employment Contracts, Termination and Change-in-Control Arrangements

The Company is an at-will employer and none of the executive officers has an employment contract with the Company.

Each of the Company’s named executive officers is a party to a change in control agreement which provides for certain benefits in the event of a change in control of the Company if the executive officer’s employment is terminated other than for cause or disability or the executive terminates employment for good reason. A change in control under these agreements will generally include (i) any sale or other change in ownership of substantially all of the assets of the Company, unless its business is continued by another entity in which the holders of the Company’s voting securities immediately before the event own more than 55% of the continuing entity’s voting securities, (ii) any reorganization or merger, unless the holders of the Company’s voting securities immediately before the event own more than 55% of the surviving or continuing entity’s voting securities and at least a majority of the members of the Board of Directors of the surviving entity were members of the Board of Directors at the time of the execution of the agreement or approval by the Board of Directors, (iii) an acquisition by any person or group acting in concert of more than 55% of the voting securities of the Company, unless the holders of the Company’s voting securities immediately before the event own more than 55% of the acquirer’s voting securities immediately after the acquisition, (iv) a tender offer or exchange offer by any person or group of more than 25% of the voting securities of the Company, unless the tender offer is approved by a majority of the members of the Board of Directors who were in office at the beginning of the 12 month period preceding the commencement of the tender offer, or (v) a change of one-half or more of the members of the Board of Directors within a 12 month period, unless the election or nomination for election of new directors was approved by at least two-thirds of the directors then still in office who were in office at the beginning of the 12 month period.

An executive may terminate his or her employment for good reason if the executive is assigned duties inconsistent in any respect with the executive’s position or the executive is not re-appointed to the same position following the change in control, the executive’s salary or benefits are reduced (including the elimination of any cash incentive or other cash bonus plan, without providing adequate substitutes) or the executive is located at an office that increases the distance from the executive’s home by more than 35 miles. Under the change in control agreements, each executive will generally be entitled to the following benefits: a cash payment equal to 2.99 times the sum of (i) the executive’s highest annual base salary during the preceding three years (ii) the average of the amount paid to the executive pursuant to a “cash pay” incentive plan of the Company (excluding any extraordinary bonus, including any holiday, year end, anniversary or signing bonus), and (iii) the average of the amount of cash received by the executive with respect to dividend equivalents credited to the account of the executive during the five calendar years immediately preceding the date of termination of employment. The Company has also agreed to pay the executive in a cash lump sum the difference between (i) the single sum actuarial equivalent of the executive’s benefits under the Company’s Pension Plan and supplemental pension plan if the executive were credited with three additional years of service and (ii) the single sum actuarial equivalent of the executive’s vested accrued benefits under the Company’s Pension Plan at the time of the executive’s termination of employment.

Coverage under the Company’s health and welfare benefit plans would also be extended to these executives for a period of two years after termination (three years after termination of employment for the Chief Executive Officer and Chief Financial Officer). The agreements also provide for a gross-up payment if any executive officer is required to pay an excise tax under Section 4999 of the Internal Revenue Code.

Pension Plan

American States Water Company maintains a noncontributory, defined benefit pension plan. Benefits are determined under a formula applied uniformly to all employees, regardless of position, and amounts depend on length of service and the average of the five highest consecutive years of compensation earned. For purposes of pension calculations, compensation includes salary and all other compensation but excludes bonuses, lump sum payments, and the value of personal use of Company vehicles and other perquisites. An employee who terminates employment after having at least five years of service with the Company has a vested interest in the Plan.

Benefits payable at retirement (at age 55 or beyond) are reduced by a percentage of primary social security benefits based upon years of credited service and are payable monthly. The following table illustrates the estimated annual benefits payable upon retirement, at age 65, for persons in the earnings classifications with years of service as shown, excluding social security deductions, for participants in the Southern California Water Company Pension Plan.

Pension Plan Table

Average Annual Salary for Highest Consecutive Five Years	Benefits Based on Length of Service

	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

$ 125,000	$37,500	$50,000	$62,500	$75,000	$87,500	$100,000
150,000	45,000	60,000	75,000	90,000	105,000	120,000
175,000	52,500	70,000	87,500	105,000	122,500	140,000
200,000	60,000	80,000	100,000	120,000	140,000	160,000
225,000	66,000	88,000	110,000	132,000	154,000	176,000
250,000	66,000	88,000	110,000	132,000	154,000	176,000
275,000	66,000	88,000	110,000	132,000	154,000	176,000
300,000	66,000	88,000	110,000	132,000	154,000	176,000
400,000	66,000	88,000	110,000	132,000	154,000	176,000
450,000	66,000	88,000	110,000	132,000	154,000	176,000
500,000	66,000	88,000	110,000	132,000	154,000	176,000

The named executive officers of the Company have the following completed, credited years of service under the pension plan as of March 15, 2006:

Name	Years of Service

Floyd E. Wicks	18
Robert J. Sprowls	1
McClellan Harris III	15
Joel A. Dickson	15
Denise L. Kruger	13

The Plan provides a special early retirement option for those employees for whom the sum of age and number of years of service, at retirement, equals at least 80.

Each executive who retires on or after November 1, 2005 is also generally entitled to a supplemental retirement benefit equal to the excess of (i) the benefits that would have been payable under the Pension Plan if these benefits were not limited by Section 401(a)(17) and 415 of the Internal Revenue Code and including in compensation payments made to the executive pursuant to any “cash pay” annual performance incentive plan of the Company (other than any extraordinary bonus, including any holiday, year end, anniversary or signing bonus) and dividend equivalents paid in cash to the executive in connection with awards granted prior to 2006 under an equity incentive plan of the Company over (ii) the vested retirement benefit actually payable to the executive under the Pension Plan. Mr. Sprowls will be entitled to these benefits even if he is not vested under the Pension Plan.

Deferred Compensation Plan for Directors

Under the Company’s Deferred Compensation Plan for Directors, directors are entitled to defer a portion of their compensation until specified times after the deferral. Interest accrues on amounts deferred under this plan. None of the directors or nominees has currently deferred any income under the Deferred Compensation Plan for Directors.

Report of the Audit and Finance Committee

The Audit and Finance Committee operates under a written charter adopted by the Board of Directors and is composed of three directors – N.P. Dodge, Jr., Anne M. Holloway and Robert F. Kathol. Lloyd E. Ross, Chairman of the Company’s Board of Directors is an ex-officio member of the Committee.

General
The Committee reviews the overall scope and plans for the respective audits of the internal and independent auditors. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of the internal controls and the overall quality of the Company’s financial reporting. The Committee oversees the Company’s financial reporting processes on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements, internal controls, disclosure controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes. The independent auditors report directly to the Committee and the Board of Directors.

Communication with Audit Committee
In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s internal controls have no material weakness and that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

Independence Discussions with Audit Committee
The Company’s independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 and the Committee discussed with the independent accountants that firm’s independence.

Recommendation for Inclusion in Form 10-K
Based upon the Committee’s discussions with management and the independent accountants, the Committee’s review of the representations of management, and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Audit Committee
Robert F. Kathol–Chair
N.P. Dodge, Jr.
Anne M. Holloway

Report of the Compensation Committee

The Compensation Committee operates under a written charter adopted by the Board of Directors.  The Committee is composed of four independent directors - James L. Anderson, N.P. Dodge, Jr., Anne M. Holloway, and Robert F. Kathol.  Lloyd E. Ross, Chairman of the Corporation’s Board of Directors, is an ex-officio member of the Committee.

The primary responsibility of the Compensation Committee is to review and make recommendations to the Board of Directors as to the appropriate level of compensation for the executive officers of the Company, including the Chief Executive Officer.

General Philosophy
In general, the executive compensation program is designed to reward, motivate and retain the skilled management necessary to achieve the Company’s goals of increasing shareholder value and maintaining a leadership position within the industry. The Committee has established as its objective the design and implementation of a compensation program for executives that will (i) provide fair, equitable and reasonable compensation, (ii) reward excellent team and individual job performance and abilities, and (iii) attract, retain and motivate talented and experienced executives. In making its recommendations to the Board, the Compensation Committee takes into account the fact that both the California Public Utilities Commission and the Arizona Corporation Commission review executive salaries of regulated public utilities for reasonableness. Moreover, the Committee recognizes that, as a holding company of regulated public utilities, financial performance of the Company is constrained by and dependent upon not only the regulatory process but also a number of other factors beyond the Company’s immediate control, such as weather, water quality and water supply. As a result, executive compensation is based on a number of subjective and objective factors beyond the recent financial performance of the Company.

Executive Compensation Program
In determining individual compensation, the Committee considered the executive officer’s duties, the importance of the position and the Chief Executive Officer’s views as to the contribution that each of the other executive officers made to the Company’s overall performance and its strategic positioning for the future. The Committee also considered whether an executive officer’s duties have expanded or otherwise materially changed from the previous year, the officer’s experience and the extent and frequency of prior adjustments to that officer’s salary. The Committee reviewed an independent consultant’s report reviewing the proposed base salary and incentives to be paid to executives in comparison with the goal of giving annual compensation between the 60th and 75th percentiles of compensation for comparable positions at comparable companies generally within the utility industry (the “Competitive Target Level”). For executives other than the Chief Executive Officer, the Committee also considered recommendations made by the Chief Executive Officer.

Total compensation consists of three components – base salary, short-term incentives in the form of cash bonuses and long-term incentives in the form of stock-based awards. Adjustments to base salaries, after consideration of all relevant factors, allow for annual adjustments and avoid wide fluctuations in compensation from year to year. Salary ranges are set by periodic comparison to rates of pay for comparable positions at other companies and individual salaries are adjusted based on external salary levels, individual performance and changes in responsibilities.

The Committee determines executive compensation not only on base salary, but believes that executives should have the opportunity to earn a significant amount of variable pay based on the performance of the Company as reflected in its stock price. The Committee believes that stock-based incentives promote the success of the Company by attracting, motivating, rewarding, retaining and aligning the interests of executive officers with those of shareholders generally. Including all forms of compensation, an executive’s total annual compensation opportunity is such that base salary plus awards under the Company’s 2000 Stock Incentive Plan are each intended to yield annual compensation at the Competitive Target Level. Stock awards were granted to other officers of the Company based, in part, upon the recommendations of the Chief Executive Officer.

CEO Compensation
Floyd E. Wicks has been President and Chief Executive Officer of the Company since 1992. As with the compensation of the Company’s other executive officers, the Committee has chosen not to adopt a direct formula approach to determining Mr. Wicks’ base salary. Rather, the Committee reviewed a number of objective and subjective measures including the Competitive Target Level for Mr. Wicks’ position as well as the performance of the Company as a whole and his effectiveness in addressing local, industry-wide issues and specific issues facing the Company.  In addition the Committee reviewed an independent consultant’s report that reviewed Mr. Wicks compensation package (along with other executives) in comparison with the Competitive Target Level.  After the Committee’s deliberations and review, the Committee recommended and the Board of Directors authorized that Mr. Wicks’ base salary be established as $410,000 for 2005. The Committee determined that the base salary and the award of options under the 2000 Stock Incentive Plan would place Mr. Wicks’ total compensation within the Competitive Target Level.

2005 Bonuses
In 2005, the Company terminated its existing annual incentive cash bonus program for executive officers. Following the end of the year, and based principally upon favorable resolution of pending regulatory proceedings and the Company’s earnings performance, the Committee recommended, and the Board of Directors authorized, a one-time special cash bonus of between 10 and 17.2 percent of executives’ base salary.

Section 162(m) Limitation
The Committee has reviewed the Company’s compensation structure in light of Section 162(m) of the Internal Revenue Code which limits, subject to limited exceptions, the amount of compensation that the Company may deduct from its taxable income for any year to $1,000,000 for any of its five most highly compensated executives. In 2005, no executive officer’s compensation exceeded the limitation set by Section 162(m), and therefore such limitation is presently inapplicable to the Company. The Committee will address this limitation when and if it becomes meaningful.

Compensation Committee
James L. Anderson - Chairperson
N.P. Dodge, Jr.
Anne M. Holloway
Robert F. Kathol

Compensation Committee Interlocks and Insider Participation
Mr. Ross, as Chairman of the Board, serves as an ex-officio member of the Compensation Committee. The Compensation Committee recommends Mr. Ross’ compensation as Chairman of the Board. The Board of Directors determines Mr. Ross’ compensation.

No member of this Committee is a current or former officer or employee of the Company or any of its subsidiaries or affiliates. None of the executive officers of the Company is a member of the board of directors or the compensation committee of any company on which any of the Company’s directors serve as an executive officer, director or member of the compensation committee.

Proposal Two
Ratify the Appointment of PricewaterhouseCoopers LLP as the Independent Auditors

The Audit and Finance Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ended December 31, 2006, subject to reconsideration if the appointment is not ratified by the Company’s shareholders. Representatives of PricewaterhouseCoopers LLP are expected to be in attendance at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the Annual Meeting.

Stock Performance Graph

The following graph compares the Company’s cumulative total shareholder return on its Common Shares with the cumulative total return of (i) the Standard & Poor’s 500 Stock Index, and, (ii) a peer group index consisting of Artesian Resources Corporation, California Water Service Group, Connecticut Water Service Inc., Middlesex Water Company, SJW Corp. and Southwest Water Company, or the Peer Group Index.

The cumulative total shareholder return computations set forth in the Stock Performance Graph assume an initial investment of $100 made on December 31, 2000 in each of the Company’s Common Shares, the Standard & Poor’s 500 Stock Index and the Peer Group Index. The computations also assume reinvestment of all dividends. As with any investment, the historical performance reflected in the Stock Performance Graph is not necessarily indicative of future performance.

Comparison of Five Year Cumulative Total Return*
Among American States Water Company,
the Standard & Poor’s 500 Stock Index
and the Peer Group Index

	Cumulative Total Return

	12/00	12/01	12/02	12/03	12/04	12/05

American States Water Company	100.00	98.53	101.30	113.42	122.45	149.81
S&P 500 Index	100.00	88.12	68.64	88.33	97.94	102.75
Peer Group Index	100.00	106.27	100.82	123.44	149.16	161.54

*$100 Invested on 12/31/00 in stock or index — including reinvestment of dividends. Fiscal year-ending December 31.

Security Ownership of Certain Beneficial Owners

Based upon public information known to and believed to be correct by the Company, there were no beneficial owners of more than five percent of any class of the Company’s voting securities on March 15, 2006.

Information on Independent Auditors

The Audit and Finance Committee adopted a Policy Statement regarding the approval of Audit, Audit-Related, Tax and Other Services provided by the independent auditor on February 2, 2004. The purpose of the policy is to specify guidelines and procedures designed to maintain the independence of the independent auditor retained by the Company and its subsidiaries and assist the Company’s compliance with Section 201 and 202 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the Securities and Exchange Commission. The Policy, administered by the Audit and Finance Committee, describes and defines the four categories of permitted services (i) Audit Services, (ii) Audit-Related Services, (iii) Tax Services and (iv) Other Services, the reporting procedure for each category, the prohibited services and the pre-approval process to be used with each category.

The Audit and Finance Committee has reviewed the advisability and acceptability of utilizing the Company’s external auditor PricewaterhouseCoopers LLP, for non-audit services. In reviewing this area, the Committee focused on the ability of the external auditor to maintain independence. Based on input from management and a review of procedures established within the external audit firm, the Committee finds that it is both advisable and acceptable to employ the external auditor for certain limited non-audit services, from time-to-time.

Principal Accounting Fees and Services
The following table sets forth the aggregate fees billed or estimated to be billed to the Company by PricewaterhouseCoopers LLP (PwC) for the years ended December 31, 2005 and 2004:

	2005	2004

Audit Fees	$956,422	$835,494
Audit-Related Fees	5,937	213,019
Tax Fees	133,080	78,969
All Other Fees	—	—

	$1,095,439	$1,127,482

Audit Fees
Audit fees represent the aggregate fees billed or estimated to be billed to us for professional services rendered for the audit of our annual financial statements, review of financial statements included in our Form 10-Qs and services normally provided by our accountants in connection with statutory and regulatory filings or engagements. For 2005, audit fees also include $500,000 for attestation services rendered in connection with the Sarbanes-Oxley Act of 2002. Out of pocket expenses incurred for these services are included as well.

Audit-Related Fees
Audit-related fees represent the aggregate fees billed to us or estimated to be billed to us for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above, including the implementation and readiness assistance with the requirements of the Sarbanes-Oxley Act of 2002 for 2004 and assistance with registration statements, comfort letters and consents.

Tax Fees
Tax fees represent the aggregate fees billed to us or estimated to be billed to us for professional services rendered for tax compliance, tax advice and tax planning. The nature of the services comprising these fees were to support compliance with federal and state tax reporting and payment requirements, including tax return review and review of tax laws, regulations or cases.

All Other Fees
All other fees represent the aggregate fees billed to us or estimated to be billed to us for products or services provided to us by PwC, other than the services reported in the above categories. For 2005 and 2004, there were no fees billed relating to other services.

The Audit and Finance Committee is required to review with management and pre-approve all audit services to be performed by the independent accountants and all non-audit services that are not prohibited and that require pre-approval under the Securities Exchange Act. The independent auditors must assure that all audit and non-audit services provided to the Company have been approved by the Audit and Finance Committee. For the year ended December 31, 2005, all services performed by the independent accountants were reviewed and pre-approved by the Audit and Finance Committee.

Other Matters

Management of the Company knows of no business, other than that mentioned above, to be transacted at the Annual Meeting, but if other matters properly come before the Annual Meeting, including any proposal to adjourn the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment, and discretionary authority to do so is included in the proxy.

Unless otherwise instructed, the named proxies intend to vote in favor of any proposal to adjourn the Annual Meeting in order to enable management to continue to solicit proxies in favor of any proposal set forth in this Proxy Statement that has not obtained the requisite vote in favor of the proposal on the date of the Annual Meeting.

Proposals for Next Annual Meeting

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting
For shareholder proposals to be considered at an annual meeting, the shareholder must have given timely notice in writing to the Corporate Secretary of the Company. To be timely for the 2007 annual meeting, a shareholder’s notice must be delivered to, or mailed and received by, the Corporate Secretary of the Company at 630 East Foothill Blvd., San Dimas, California 91773 between February 8 and February 23, 2007, unless the annual meeting date is changed by more than 30 days from the date of this Annual Meeting. If the annual meeting date is changed by more than 30 days, notice by the shareholder to be timely must be received by the Corporate Secretary not later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made. A shareholder’s notice to the Corporate Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the matter to be brought before the annual meeting and the reasons for conducting such matter at the annual meeting, (ii) the name and record address of the shareholder proposing such business (and the name and address of the beneficial owner, if any), (iii) the class and number of shares of the Company which are owned by the shareholder, and (iv) any material interest of the shareholder in such matter.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the Company’s 2007 annual meeting must be received by the Company not later than December 11, 2006 in order to be considered for inclusion in the Company’s proxy materials for that meeting and must satisfy the requirements for such proposals set forth in the Rule.

Additional Information

The Company undertakes, on written request, to provide, without charge, to each person from whom the accompanying proxy is solicited, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests should be addressed to American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773, to the attention of Office of the Corporate Secretary.

You may visit our website at http://www.aswater.com to view the Company’s Audit and Finance Committee, Nominating and Governance Committee and Compensation Committee Charters, Code of Conduct and Guidelines on Significant Governance Issues. These documents may also be obtained by contacting American States Water Company at 630 East Foothill Boulevard, San Dimas, California 91773, to the attention of Office of the Corporate Secretary.

Shareholder Communications

Shareholders may, at any time, communicate in writing with any particular director, or non-management directors as a group, by sending such written communication to the Corporate Secretary of the Company at the Company’s address set forth above. Copies of written communications received at this address will be provided to the relevant director or the non-management directors as a group unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, ordinary work employee grievances, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

630 East Foothill Boulevard, San Dimas, California 91773
 909-394-3600 www.aswater.com

PROXY SOLICITED BY BOARD OF DIRECTORS MAY 9, 2006
VOTE BY INTERNET - www.proxyvote.com
630 EAST FOOTHILL BOULEVARD SAN DIMAS, CALIFORNIA 91773

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by American States Water Company, in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to American States Water Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AMST01	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

AMERICAN STATES WATER COMPANY
The Board of Directors recommends that shareholders vote FOR each of the nominees for Class II directors listed below and FOR each of the proposals.

Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.

To elect three Class II directors to the Board of Directors of the Company to serve until their successors are elected and qualified. The Board of Directors has nominated the following individuals for election as Class II directors: (1) N.P. Dodge, Jr., (2) Robert F. Kathol and (3) Lloyd E. Ross

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2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Registered Public Accounting Firm	☐	☐	☐

3.	To transact any other business which may properly come before the meeting or any adjournment thereof.

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For Address Changes/Comments, please check this box and write them on the back where indicated.			☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

INFORMATION ABOUT ATTENDING

We will hold the Annual Meeting at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, California.

For shareholders who hold shares through a brokerage firm, bank or other holder of record, your ticket is the copy of your latest account statement showing your American States Water Company investment. Please present this account statement to the Company representative at the Annual Meeting. You will not, however, be entitled to vote these shares at the Annual Meeting, unless you have obtained a legal proxy from your broker, bank or other shareholder of record. A copy of this account statement is not sufficient for this purpose.

Shareholders must present a ticket to be admitted to the Annual Meeting. For shareholders of record, your admission ticket is the detachable portion of your proxy form. Please have your ticket out and available when you reach the registration area at the Annual Meeting.our ticket out and available when you reach the registration area at the Annual Meeting.

AMERICAN STATES WATER COMPANY
2006 ANNUAL MEETING OF SHAREHOLDERS
MAY 9, 2006

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Lloyd E. Ross and N.P. Dodge, Jr., and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) and any adjournments thereof. The Annual Meeting will be held on Tuesday, May 9, 2006 at 10:00 a.m., Pacific Time at the Hilton Pasadena, 168 South Robles Avenue, Pasadena, California.

This proxy, when properly executed, will be voted in the manner described herein by the undersigned shareholder(s) and the named proxies will, in their sole discretion, vote such shares on any other matters that may properly come before the meeting or any adjournments thereof. If no direction is made, this proxy will be voted FOR the listed Nominees and FOR each of the Proposals. Further, if cumulative voting rights for the election of directors (Item 1) are exercised at the meeting, the proxies will cumulatively vote the shares as provided in the proxy statement. If a proposal is made to adjourn the meeting in order to enable management to continue to solicit proxies in favor of any of the proposals, the proxies will be voted in favor of adjournment, unless otherwise directed.

Address Changes/Comments:   __________________________________________________________________________
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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)